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                                                                       EXHIBIT 7

                         (Coopers & Lybrand Letterhead)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 333-06071) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.


     We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.

                                          Coopers & Lybrand L.L.P.

New York, New York

March 2, 1998